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                                                        EXHIBIT 23.1(a)


                   INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Advanced Communications Group, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Advanced Communications Group, Inc. of our report dated March 23, 1998, relating to the consolidated balance sheets of Advanced Communications Group, Inc. as of December 31, 1996 and 1997, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the period from inception (June 6, 1996) through December 31, 1996 and for the year ended December 31, 1997, which report appears in the Advanced Communications Group, Inc.'s Current Report on Form 8-K dated March 5, 1998, and filed with the Commission on March 5, 1998, as amended by the Company's Current Report on Form 8-K/A dated
May 4, 1998 and filed with the Commission on May 4, 1998, and the Advanced Communications Group, Inc.'s Annual Report on Form 10-K dated March 30, 1998, and filed with the Commission on March 31, 1998, as amended by the Company's Annual Report on Form 10-K/A dated April 30, 1998 and filed with the Commission on April 30, 1998.


/s/ KPMG LLP




St. Louis, Missouri
January 27, 1999